UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 16, 2013

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Provectus Pharmaceuticals, Inc. (the "Company") held a special meeting of stockholders on Monday, December 16, 2013.

(b)	At the special meeting, the Company's stockholders voted on two proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company's stockholders approved and adopted an amendment to our Restated Articles of Incorporation, as amended, to change our name from Provectus Pharmaceuticals, Inc. to Provectus Biopharmaceuticals, Inc. (the "Name Change"). There were no broker non-votes with respect to the proposal.

For	Against	Abstain
115,949,834	289,608	417,459

Proposal 2. The Company's stockholders approved the reincorporation of the Company from the State of Nevada to the State of Delaware pursuant to a plan of conversion (the "Reincorporation"). There were 37,477,857 broker non-votes with respect to the proposal.

For	Against	Abstain
78,558,503	395,464	225,077

Item 7.01. Regulation FD Disclosure.

The Company issued the press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item, announcing the Name Change and Reincorporation discussed in Item 5.07 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2013

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 17, 2013